Exhibit 99.1

Graphic Packaging Holding Company to Acquire AR Packaging from CVC Funds for

$1.45 Billion in Cash, Creating Premier Global Provider of Sustainable Fiber-Based

Consumer Packaging Solutions

•	Combination strengthens global positioning and expands scale in large and growing European fiber-based consumer packaging markets

•	Growth trajectory of combined company aligns with Vision 2025, providing significant value creation for stockholders and other stakeholders

•	Graphic Packaging to host conference call at 8:30am ET/2:30pm CET today to review transaction details

Atlanta, GA and Lund, SE, May 14, 2021 – Graphic Packaging Holding Company (NYSE: GPK), (“Graphic Packaging” or the “Company”), a leading vertically-integrated provider of sustainable fiber-based consumer packaging solutions, and CVC Capital Partners Fund VI today announced a definitive agreement under which Graphic Packaging will acquire AR Packaging Group AB (“AR Packaging”), Europe’s second largest producer of fiber-based consumer packaging, for approximately $1.45 billion in cash, subject to customary adjustments.

The combination enhances Graphic Packaging’s global scale, innovation capabilities, and value proposition for customers throughout Europe and bordering regions. With a broad set of industry-leading packaging solutions, design expertise, and expanded geographic reach, the combined company will be uniquely positioned to capture continued organic growth opportunities across existing and new global customers and markets.

The proposed acquisition of AR Packaging is expected to add $1.1 billion in annual sales and $160 million in annual Adjusted EBITDA. In addition, the combination is expected to drive total synergies of $40 million over 36 months following close. The deal is expected to be immediately accretive to the Company’s earnings per share and cash flow.

Michael Doss, Graphic Packaging’s President and CEO said, “AR Packaging is a leader in the attractive and growing market for sustainable packaging in Europe. Acquiring AR Packaging will result in significant value creation opportunities for our customers, our employees, and our stockholders as we bring together two leading providers of fiber-based consumer packaging solutions with long histories of innovation and creative packaging design. The large, distributed footprint of AR Packaging’s 25 converting facilities across Eastern and Western Europe provides significant scale and cost efficiency benefits strengthening our combined presence and ability to service customers throughout Europe and globally. We are pleased to welcome the AR Packaging team as we work together to further advance our commitment to sustainable packaging solutions for global consumers in support of the move to a more circular economy.”

Stephen Scherger, Graphic Packaging’s EVP and CFO added, “The acquisition of AR Packaging expands our opportunities to serve and grow in markets around the world with our sustainable packaging solutions. The combination, together with our previously announced acquisition of Americraft Carton, supports our growth goals and positions Graphic Packaging to consistently deliver organic sales growth at the high end of our 100 to 200 basis points goal as outlined in Vision 2025. Notably, the lean operating models executed by both organizations, coupled with our complementary market segments, provide compelling financial benefits. The significant cash flow generation capability of the combination will drive strong returns and is expected to return Graphic Packaging to our long-term 2.5-3.0x target leverage range within 24 months following close.”

AR Packaging’s President and CEO, Harald Schulz, said, “I am proud of the progress we have made in establishing a clear strategy and building AR Packaging into a respected provider of packaging solutions. I want to thank CVC for their support in those efforts over the last five years. Graphic Packaging’s shared approach to customer service and deep focus on providing innovative, sustainable solutions closely aligns with how we operate our own business, making them an ideal partner. The ability to leverage beneficial value chain integration, from paperboard manufacturing to carton converting, provides increased possibilities to offer sustainably optimized solutions to our customers. Our team looks forward to joining with the Graphic Packaging team to become the premier global provider of sustainable fiber-based packaging solutions.”

Lave Beck-Friis, Managing Director at CVC, commented, “We are very proud of the progress AR Packaging has made during our partnership. It has been a pleasure working with Harald and his excellent team to develop and roll out numerous new products, as well as investing to support an active M&A agenda to accelerate the growth of the business into a truly global player. We are pleased to be handing AR Packaging over in such a strong position, and to have found a new owner that shares management’s vision for the future direction of the business.”

The transaction, which has been unanimously approved by the Boards of Directors of Graphic Packaging and AR Packaging, is expected to close in four to six months, subject to regulatory approvals and other customary closing conditions.

BofA Securities is serving as financial advisor and DLA Piper is serving as legal counsel to Graphic Packaging. Credit Suisse International is serving as financial advisor and Roschier is serving as legal counsel to AR Packaging.

Investor Conference Call

An investor conference call will be hosted by Graphic Packaging at 8:30am ET/2:30pm CET today (May 14, 2021). The conference call will be webcast and can be accessed from the Investors section of the Graphic Packaging website at www.graphicpkg.com. Participants may also listen via telephone by dialing 833-900-1527 from the United States and Canada, and 236-384-2052 from outside the United States and Canada. Telephone participants are required to provide the conference ID 2253579. The event webcast will be available for replay on the Graphic Packaging website beginning at approximately 1:00pm ET Friday, May 14, 2021.

Forward Looking Statements

Any statements of the Company’s expectations in this press release, including but not limited to the timing and terms for the acquisition of AR Packaging and its projected revenue and profitability, as well as projected synergies, constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on currently available information and are subject to various risks and uncertainties that could cause actual results to differ materially from the Company’s present expectations. These risks and uncertainties include, but are not limited to, inflation of and volatility in raw material and energy costs, continuing customer pressure for lower cost products, the Company’s ability to implement its business strategies, including productivity initiatives, cost reduction plans, and integration activities, as well as the Company’s debt level, currency movements and other risks of conducting business internationally, the impact of regulatory and litigation matters, including the continued availability of the Company’s net operating loss offset to taxable income. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date on which they are made and the Company undertakes no obligation to update such statements, except as required by law. Additional information regarding these and other risks is contained in the Company’s periodic filings with the SEC.

About Graphic Packaging Holding Company

Graphic Packaging Holding Company (NYSE: GPK), headquartered in Atlanta, Georgia, is committed to providing consumer packaging that makes a world of difference. The Company is a leading provider of sustainable fiber-based packaging solutions for a wide variety of products to food, beverage, foodservice, and other consumer products companies. The Company operates on a global basis, is one of the largest producers of folding cartons and paper-based foodservice products in the United States, and holds strong market positions in coated recycled paperboard, coated unbleached kraft paperboard and solid bleached sulfate paperboard. The Company’s customers include many of the world’s most widely-recognized companies and brands. Additional information about Graphic Packaging, its business and its products is available on the Company’s web site at www.graphicpkg.com.

About AR Packaging Group AB

AR Packaging is one of Europe’s leading companies in the packaging sector with net sales of approximately $1.1 billion, 5,000 employees and 30 factories in 13 countries. The Group offers a unique range of packaging solutions from its specialized plants. Added value is created to its customers through its broad product offering and deep knowledge of carton-based and flexible packaging. Business is registered in Lund, Sweden. www.ar-packaging.com

CVC

CVC is a leading private equity and investment advisory firm with a network of 23 offices throughout Europe, Asia and the US, with approximately US$118 billion of assets under management. Since its founding in 1981, CVC has secured commitments in excess of US$160 billion from some of the world’s leading institutional investors across its private equity and credit strategies. Funds managed or advised by CVC are invested in over 90 companies worldwide, which have combined annual sales of approximately US$100 billion and employ more than 450,000 people. For further information about CVC please visit: www.cvc.com.

Investor Contact: Melanie Skijus

Graphic Packaging Holding Company

770-240-8542

Melanie.Skijus@graphicpkg.com

Ingrid Lidbäck, Group Marketing & Communication Director at AR Packaging

E-mail: ingrid.lidback@ar-packaging.com

Telephone: +46 70 566 31 83

Nick Board, Vice President Communications at CVC

E-mail: nboard@cvc.com

Telephone: +44 207 420 4200